As  filed  with the Securities and Exchange Commission on  March
29, 1999
                                  Registration Statement No. 33-
 --------------------------------------------------------------
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                    -------------------------
                            FORM S-8
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933

                        INTEL CORPORATION
     (Exact name of registrant as specified in its charter)

            Delaware                            94-1672743
 (State or Other Jurisdiction of             (I.R.S. Employer
 Incorporation or Organization)           Identification Number)

                   2200 Mission College Blvd.
               Santa Clara, California 95052-8119
       (Address of Principal Executive Offices) (Zip Code)

   THE SHIVA CORPORATION AMENDED AND RESTATED 1988 STOCK PLAN,
        THE SHIVA CORPORATION 1997 STOCK INCENTIVE PLAN,
   THE SHIVA CORPORATION 1997 EMPLOYEE NON-QUALIFIED PLAN and
          THE SHIVA CORPORATION AIRSOFT 1993 STOCK PLAN
                 AS ASSUMED BY INTEL CORPORATION
                    (Full title of the Plans)

                      F. THOMAS DUNLAP, JR.
          Vice President, General Counsel and Secretary
                        Intel Corporation
                   2200 Mission College Blvd.
               Santa Clara, California 95052-8119
                         (408) 765-8080
             (Name and address of agent for service)
  (Telephone number, including area code, of agent for service)

                           Copies to:
                       Allen L. Weingarten
                     Morrison & forester LLP
                   1290 Avenue of the Americas
                       New York, NY 10104
                         (212) 468-8000
 --------------------------------------------------------------
                 CALCULATION OF REGISTRATION FEE
 --------------------------------------------------------------
                            Proposed     Proposed
 Title of                   maximum      maximum
securities    Amount to     offering    aggregate     Amount of
   to be          be       price per     offering   registration
registered    registered   share (1)    price (1)        fee
-----------   ----------   ----------   ----------   ----------
Common         160,755      $115.375   $18,547,108    $5,156.10
Stock
 --------------------------------------------------------------
(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2)  Estimated  solely  for  the  purpose  of  determining   the
     registration fee.

(3) Calculated pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on March 23,1999, which was $115.375.
 --------------------------------------------------------------

                          INTRODUCTION

This Registration Statement on Form S-8 is filed by Intel Corporation, a Delaware corporation (the "Company", "Corporation" or the "Registrant"), relating to 160,755 shares of its common stock, par value $0.001 per share (the "Common Stock") issuable to eligible employees of the Company under the Shiva Corporation Amended and Restated 1988 Stock Plan, the Shiva Corporation 1997 Stock Incentive Plan, the Shiva Corporation 1997 Employee Non-Qualified Plan and the Shiva Corporation Airsoft 1993 Stock Plan as assumed by Intel Corporation (the "Plan").

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

     The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the
"Commission"), are incorporated herein by reference and made a part hereof:

     (i) The Company's latest Annual Report on Form 10-K for the fiscal year ended December 26, 1998;

     (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange
     Act") since the end of the fiscal year covered by the Annual
     Report referred to in (i) above; and

     (iii) The description of the Company's Common Stock contained in Amendment No. 1 to the Company's Registration
     Statement on Form S-3 (Registration No. 33-56107), filed with the Commission on April 18, 1995, including any amendment or report filed for the purpose of updating such description.

      All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document  or  a  statement  contained  herein  or  in  any  other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.    Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Corporation under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

      As permitted by the DGCL, the Corporation's Certificate of Incorporation (the "Charter") provides that, to the fullest extent permitted by the DGCL or decisional law, no director shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of his fiduciary duty as a director. The effect of this provision in the Charter is to eliminate the rights of the Corporation and its stockholders (through stockholders' derivative suits on behalf of the Corporation) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

      The Corporation's Bylaws (the "Bylaws") provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or enterprise (including an employee benefit plan), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereof, and any taxes imposed on such person as a result of such payments) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in such action, suit or proceeding, to the fullest extent authorized by the DGCL, provided that the Corporation shall indemnify such person in connection with any such action, suit or proceeding initiated by such person only if authorized by the Board of Directors of the Corporation or brought to enforce certain indemnification rights.

     The Bylaws also provide that expenses incurred by an officer or director of the Corporation (acting in his capacity as such) in defending any such action, suit or proceeding shall be paid by the Corporation, provided that if required by the DGCL such expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Expenses incurred by other agents of the Corporation may be advanced upon such terms and conditions as the Board of Directors of the Corporation deems appropriate. Any obligation to reimburse the Corporation for expenses advanced under such provisions shall be unsecured and no interest shall be charged thereon.

     The Bylaws also provide that indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any right of indemnification or protection provided under the Bylaws shall not be adversely affected by any amendment, repeal, or modification of the Bylaws; and that the Corporation may purchase and maintain insurance to protect itself and any such person against any such expenses, liability and loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL or the Bylaws.

      In addition to the above, the Corporation has entered into indemnification agreements with each of its directors and certain of its officers. The indemnification agreements provide directors and officers with the same indemnification by the Corporation as described above and assure directors and officers that indemnification will continue to be provided despite future changes in the Bylaws of the Corporation. The Corporation also provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.    Exhibits.

      Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit    Description
No.

4.1* Intel Corporation Restated Certificate of Incorporation dated May 11, 1993 and Certificate of Amendment to the Restated Certificate of Incorporation dated June 2, 1997 (incorporated by reference to Exhibit 3.1 of Registrant's Form 10-K as filed on March 25, 1998).

4.2* Intel Corporation Bylaws as amended (incorporated by reference to Exhibit 3.1 of Registrant's Form 10-Q for the quarter ended September 26, 1998 as filed on November 10, 1998).

4.3* Agreement to Provide Instruments Defining the Rights of Security Holders (incorporated by reference to Exhibit 4.1 of Registrant's Form 10-K, Commission File
           No. 0- 6217, as filed on March 28, 1986).

5.1        Legal Opinion of Morrison & Foerster LLP.

23.1       Consent  of  Morrison  & Foerster  LLP  (contained  in
           Exhibit 5.1).

23.2       Consent of Ernst & Young LLP, Independent Auditors.

24.1       Power   of  Attorney  (contained  on  signature   page
           hereto).

*Incorporated by reference.

Item 9.   Undertakings.

(1)  The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To  include  any  prospectus required  by  section
          10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing II-6 provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Santa Clara, State of California, on this 27th day of February, 1999.

                                 INTEL CORPORATION


                            By:  /s/F. Thomas Dunlap, Jr.
                                 -----------------------------
                                 F. Thomas Dunlap, Jr.
                                 Vice President, General
                                 Counsel and Secretary

                        POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints F. Thomas Dunlap, Jr. and Andy D. Bryant, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature               Capacity                    Date

/s/Gordon E. Moore      Chairman Emeritus and       Feb.27, 1999
Gordon E. Moore         Director

/s/Andrew S. Grove      Chairman of the Board       Feb.27, 1999
Andrew S. Grove


/s/Craig R. Barrett     President and Chief         Feb.27, 1999
Craig R. Barrett        Executive Officer
                        (Principal Executive
                        Officer and Director)

/s/Andy D. Bryant       Senior Vice President,      Feb.27, 1999
Andy D. Bryant          Principal Accounting and
                        Chief Financial Officer
                        (Principal Financial
                        Officer)

/s/John Brown           Director                    Feb.27, 1999
John Browne

/s/Winston H. Chen      Director                    Feb.27, 1999
Winston H. Chen

/s/D. James Guzy        Director                    Feb.27, 1999
D. James Guzy

/s/David S. Pottruck    Director                    Feb.27, 1999
David S. Pottruck

/s/Arthur Rock          Director                    Feb.27, 1999
Arthur Rock

/s/Jane E. Shaw         Director                    Feb.27, 1999
Jane E. Shaw

/s/Leslie L. Vadasz     Director                    Feb.27, 1999
Leslie L. Vadasz

/s/David B. Yoffie      Director                    Feb.27, 1999
David B. Yoffie

/s/Charles E. Young     Director                    Feb.27, 1999
Charles E. Young

                        INDEX TO EXHIBITS

Exhibit    Description
No.

4.1* Intel Corporation Restated Certificate of Incorporation dated May 11, 1993 and Certificate of Amendment to the Restated Certificate of Incorporation dated June 2, 1997 (incorporated by reference to Exhibit 3.1 of Registrant's Form 10-K as filed on March 25, 1998).

4.2* Intel Corporation Bylaws as amended (incorporated by reference to Exhibit 3.1 of Registrant's Form 10-Q for the quarter ended September 26, 1998 as filed on November 10, 1998).

4.3* Agreement to Provide Instruments Defining the Rights of Security Holders (incorporated by reference to Exhibit 4.1 of Registrant's Form 10-K, Commission File
           No. 0- 6217, as filed on March 28, 1986).

5.1        Legal Opinion of Morrison & Foerster LLP.

23.1       Consent  of  Morrison  & Foerster  LLP  (contained  in
           Exhibit 5.1).

23.2       Consent of Ernst & Young LLP, Independent Auditors.

24.1       Power   of  Attorney  (contained  on  signature   page
           hereto).

*Incorporated by reference.

                                                      EXHIBIT 5.1

OPINION OF MORRISON & FOERSTER LLP

(MORRISON & FOERSTER LETTERHEAD)

March 29, 1999

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA  95052-8119

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-8 to be filed by Intel Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on March 29, 1999 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of 160,755 shares of the Company's Common Stock, $.001 par value per share (the "Stock"). The Stock is reserved for issuance pursuant to options granted or to be granted under the Shiva Corporation Amended and Restated 1988 Stock Plan, the Shiva Corporation 1997 Stock Incentive Plan, the Shiva Corporation 1997 Employee Non-Qualified Plan and the Shiva Corporation Airsoft 1993 Stock Plan, each as assumed by Intel Corporation. As counsel to the Company, we have examined the proceedings taken by the Company in connection with the registration of the Stock.

      It is our opinion that the Stock, when issued and sold in the manner described in the Registration Statement and the related Prospectus, will be legally and validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

                                 Very truly yours,

                                 /s/MORRISON & FOERSTER LLP
                                 ------------------------------
                                 MORRISON & FOERSTER LLP

                                                     EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Shiva Corporation Amended and Restated 1988 Stock Plan, the Shiva Corporation 1997 Stock Incentive Plan, the Shiva Corporation 1997 Employee Non-Qualified Plan, and the Shiva Corporation Airsoft 1993 Stock Plan as assumed by Intel Corporation, of our report dated January 11, 1999, with respect to the consolidated financial statements and schedule of Intel Corporation included in and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 26, 1998, filed with the Securities and Exchange Commission.

                                 Very truly yours,

                                 /s/ERNST & YOUNG LLP
                                 ------------------------------
                                 ERNST & YOUNG LLP
San Jose, California
March 24, 1999